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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported)         MARCH 17, 1997




                             MICRODYNE CORPORATION
             (Exact name of registrant as specified in its charter)




   MARYLAND                       0-4384                   52-0856493
(State or other                 (Commission             (IRS Employer
jurisdiction of                 File Number)            Identification No.)
incorporation)





       3601 EISENHOWER AVENUE
       ALEXANDRIA, VIRGINIA                              22304
(Address of principal executive offices)                 (Zip Code)


      Registrant's telephone number, including area code:  (703) 739-0500


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Item 5.    Other Events.

           See press release of the registrant dated March 17, 1997 attached hereto.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 1997                    MICRODYNE CORPORATION
                                        (Registrant)


                               By:      /s/ Christian Spitz

                                        Christian Spitz

                                        Chief Financial Officer


                                        PRESS RELEASE

                                        For release March 17, 1997

               MICRODYNE HOLDS ANNUAL MEETING OF SHAREHOLDERS

ARLINGTON, VA -- Microdyne Corporation (NASDAQ: MCDY) today held its annual meeting of shareholders here. In prepared remarks, the company made the following announcements:

- The company will restructure its Networking Products Division, writing down goodwill and inventory previously valued at $22 million.

- That division will have a "shipping holiday" in the quarter ending March 31, 1997 in order to draw inventories down to a target level of 30 days, and will have revenues of less than $1 million for the quarter.

- As a result, Microdyne expects to report an operating loss of approximately 40c. per share on revenues of $12 million for the company's quarter ending March 30, 1997; and a net loss, inclusive of a one-time, $1.60 per share restructuring charge, of approximately $2.00 per share, in that quarter.

- In the wake of the restructuring, Microdyne expects the Networking Products Division to be profitable, and for the company as a whole to report third quarter earnings, "in the range of up to 10 cents per share, and






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potentially more.  If we are successful in growing each of our businesses, we should be able to report even better earnings in subsequent quarters."

- The company's two other divisions, Aerospace Telemetry and Manufacturer Support Services, are both on track for record years; both should have record income, and cash flow in excess of $12 million.

- The company expects bank debt to be below $8 million at the end of the current quarter, down from a peak of $28 million a year ago.

- Microdyne Chairman Philip T. Cunningham said the restructuring, "takes away the inordinate and unknowable risk that has hung over the company for the past year - a level of risk which I believe frightened away many prospective shareholders. With the restructuring, we have reduced whatever risk remains to what exists in any business."

                                    * * * *

         In his remarks, Mr. Cunningham termed the past year, "one of contrasts: two of our divisions had record years while one struggled. Microdyne had negative earnings yet it produced substantial cash. Microdyne saw its sales fall, yet bank debt was paid down from a peak of $28 million at mid-year to less than $8 million by the end of this month; a reduction of $20 million in 12 months."

         Addressing the Networking Products Division, he said, "declining sales out of distribution, dramatically falling prices, deteriorating fundamentals in the adapter card industry, and a declining presence for Novell; lead us to the inescapable conclusion: Microdyne's Networking Products Division cannot go forward on a business-as-usual basis."

         "Our goal has been to formulate  a strategy that will preserve our
presence in networking while limiting our downside risk for the future.   We
will restructure that division. We will alter the way it does business. We will concentrate on the profitable parts of its business. And in doing so, we will make the division profitable.

         "On April 1, here is how our Networking Products Division will stand:

1) We will be as close to 30 days of inventory in the channel as we can manage. We will endeavor to keep it as close as possible to that level going forward.

2) We will have reduced our product lines to a set which we sell in quantity, where we are one of a limited number of suppliers, or where we have






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contractual opportunities.  The latter category includes OEM products such as
EISA adapters, 10/100 ISA adapters, and government contracts.

3) Our Ethernet and Fast Ethernet product lines will be technologically current.

4)       Our products will be priced to compete and will stay that way.

5) We will not sell in territories or through channels where the cost of sale exceeds return. This means abandoning certain markets, restricting the number of distributors we use, and focusing on select opportunities.

6) Expenses at Networking Products will be tightly controlled and will be pegged to revenue. For the third quarter [ending June 30, 1997], we believe revenue will be approximately $11-12 million.

7) We have taken the steps to make the division profitable. It will contribute to corporate earnings and cash flow."

         Mr. Cunningham said he had chosen the restructuring option, "because I believe strongly that there is still opportunity - and profit - in the datacomm business. I believe the new division structure gives us the best opportunity to capitalize on that opportunity. And I believe the people are in place to sieze that opportunity. I am satisfied that we have done the right thing."

         In addition to a restructured Networking Products Division, Mr. Cunningham outlined his expectations for the balance of the company:

         "Our Aerospace Telemetry Division should have at least $27 million in revenues in FY97 and substantial growth prospects ahead of it. This has been a remarkable year for Aerospace Telemetry; on top of the $11 million Italian Ministry of Defense order, we have booked, through last Friday, a total of $9 million in orders.

         "We will add new products in this division, we will continue to aggressively pursue systems opportunities, and we will seek out ancillary product lines or companies that complement either Aerospace Telemetry's products or its customer base.

         "Our Manufacturer Support Services business is on the cusp of a new growth opportunity by expanding its customer base. MSS should have $16 to $18 million in revenues this year; growth in 1998 should come both from our current customer base and from new customers.

         "Those two divisions - Aerospace Telemetry and MSS - should generate more than $12 million in cash in FY1997. Collectively, Microdyne's three divisions






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coupled with its net loss carry-forward may throw off as much as $20 million of free cash over the next twelve months. We expect to be free of bank debt before the end of the fiscal year; the question then will become how we will choose to use our free cash.

         "We will also have a clean balance sheet. Shareholders equity will be considerably less, at least initially, though our team expects to rebuild shareholders equity fairly rapidly. Inventories should turn faster, collections on receivables should be greatly accelerated. The restructuring creates a large deferred tax asset which should allow us to keep substantially all of the operating profits we earn as cash. Our return ratios -- return on equity, return on capital -- at least for a while, should be exceptionally high.

         "As we build cash, we will deploy it one of two ways: either by acquiring products and organizations that promise commensurate returns on invested capital; or we will retire stock."